UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WIGI4YOU, INC.

(Exact name of registrant as specified in its charter)

Nevada	7200
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Derech Magdiel 39/11

Hod-hasharon, Israel 45342

Phone: 1-888-649-8629

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

James B. Parsons

Parsons/Burnett/Bjordahl/Hume, LLP

Suite 801

10655 NE 4th Street

Bellevue, WA 98004

Phone: (425) 451-8036  Fax: (425) 451-8568

 (Name, address, including zip code, and telephone number,

Including area code, of agent for service)

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller Reporting Company [x]

CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
	Registered	(2)	(3)	(1)
Common Stock $0.001 par value to be sold by the Company	2,000,000	$0.025	$50,000	$5.81
Total	2,000,000	$0.025	$50,000	$5.81

(1) Registration Fee has been paid via Fedwire.

(2) This is the initial offering and no current trading market exists for our common stock.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS

WIGI4YOU, INC.

2,000,000 Shares of Common Stock

$0.025 per share

Date of Prospectus: _____________________

Prior to this Offering, no public market has existed for the common stock of Wigi4You, Inc. (“Wigi4You” or the “Company”). Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board (“OTCBB”), operated by FINRA (Financial Industry Regulatory Authority). There is no assurance that the Shares will ever be quoted on the Bulletin Board. To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

This is our initial public offering. We are registering a total of 2,000,000 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis. There is no minimum number of shares required to be purchased by each investor. The shares will be sold on our behalf by our sole officer, Omri Revivo. He will not receive any commissions or proceeds for selling the shares on behalf of the Company. The shares will be sold at a price per share of $0.025 for the duration of the Offering. Assuming all shares being offered are sold, the Company will receive $50,000 in net proceeds. As all offering expenses are being paid for by our officer, no offering expenses will be paid out of the proceeds if this Offering; therefore, net proceeds are the same as gross proceeds. If 75%, 50% or 25% of the shares being offered are sold, the Company will receive net proceeds of $37,500, $25,000 or $12,500, respectively. There is no minimum amount we are required to raise from the shares being offered and any funds received will be immediately available to us. There is no guarantee that this Offering will successfully raise enough funds to institute our business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares. The shares being offered will be offered for a period of two hundred and seventy (270) days from the original effective date of this Prospectus, unless extended by our directors for an additional 90 days.

Wigi4You is a development stage company and currently has no business operations. Any investment in the Shares offered herein involves a high degree of risk. You should only purchase Shares if you can afford a complete loss of your investment. Our independent auditors have issued an audit opinion for Wigi4You, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we have nominal assets and nominal operations. Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations. Specifically, Rule 144 would not be available for the resale of restricted securities by our stockholders until we have complied with the requirements of Rule 144(i).

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2013 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

The Company has no present plans to be acquired or to merge with another company, nor does the Company, nor any of its shareholders, have plans to enter into a change of control or similar transaction.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate. Any representation to the contrary is a criminal offense.

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Table of Contents

Summary Of Prospectus	3
General Information About Our Company	3
The Offering	5
Risk Factors	5
Risks Associated With Wigi4you:	6
Risks Associated With This Offering	11
Use Of Proceeds	19
Determination Of Offering Price	20
Dilution	20
Plan Of Distribution	20
Shares Offered By The Company Will Be Sold By Our Officers And Directors	20
Terms Of The Offering	21
Offering Proceeds	21
Procedures And Requirements For Subscription	21
Right To Reject Subscriptions	21
Description Of Securities To Be Registered	21
Interest Of Named Experts And Counsel	22
Information With Respect To The Registrant	22
Description Of Business	22
Description Of Property	26
Legal Proceedings	26
Market Price Of And Dividends On The Registrant’s Common Equity And Related Stockholder Matters	27
Financial Statements And Selected Financial Data	28
Management’s Discussion And Analysis Of Financial Condition And Results Of Operations	28
Changes In And Disagreements With Accountants On Accounting And Financial Disclosure	31
Quantitative And Qualitative Disclosures About Market Risk	31
Directors And Executive Officers	31
Executive Compensation	32
Security Ownership Of Certain Beneficial Owners And Management	33
Certain Relationships And Related Transactions	34
Material Changes	34
Incorporation Of Certain Information By Reference	34
Disclosure Of Commission Position On Indemnification For Securities Act Liabilities	34

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SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus. In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our", “Wigi4You”, and “Company” are to Wigi4You, Inc.

General Information about Our Company

Wigi4You was incorporated in the State of Nevada on March 19, 2014. Wigi4You intends to provide a website and mobile app to assist event planners in locating performers, bands and speakers, booking locations and planning events in areas around the United States and Canada.

Wigi4You’s business and corporate address is Derech Magdiel 39/11, Hod-hasharon, Israel 45342, and our telephone number is 1-888-649-8629. Our registered agent for service of process is State Agent and Transfer Syndicate, Inc., 112 North Curry Street, Carson City, Nevada 89703-4934. Our fiscal year end is June 30.

The incorporation effort included the Company issuing 5,250,000 shares of common stock to our sole officer and director who assisted in founding the Company. These services involved the incorporation of the Company and defining the business plan were valued at $21,000. Our financial statements for the years ended June 30, 2015 and 2014, report no revenues and a net loss of $948 and $555, respectively, attributable to the cost of our audit and other professional fees. Our independent auditors have issued an audit opinion for Wigi4You, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our business is in the start-up phase, and we have no operational history. To date, we have generated no revenues from operations and cannot guarantee we will generate revenues in the future. See the section entitled Risk Factors, beginning on page 7 for risks associated with an investment in Wigi4You.

This is our initial public offering. We are registering a total of 2,000,000 shares of our common stock. All of the shares being registered will be sold at a price per share of $0.025 for the duration of the Offering.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth

We will be selling the 2,000,000 shares of common stock we are offering as a self-underwritten offering. There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us. The Company’s Offering will terminate 270 days after the date of the Prospectus, unless extended an additional 90 days by our Board of Directors.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment.

In order to proceed with any portion of our business plan, we will need to raise money from our public offering.

See the Use of Proceeds section beginning on page 20 for a detailed discussion on the Company’s plan for the next 12 months.

Neither the Company, the Company’s sole officer and director,, nor any of their affiliates intend for the company, once it is reporting, to be used as a vehicle for a private company to become a reporting company.

The Company has no promoters.

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Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2013, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We are also considered a "smaller reporting company," If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements. However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."

For more information, please see our Risk Factor entitled “As an “emerging growth company” under the Jumpstart our Business Startups Act (JOBS Act), we are permitted to rely on exemptions from certain disclosure requirements.”

Decision to Go Public

The Company’s officer and director believes that potential investors are more inclined to invest in the Company if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provides investors with updated material information about the Company and the ability of the company’s investors to resell their shares through the facilities of the securities markets, assuming the Company finds a market maker in order to have its shares of common stock quoted on the OTC Bulletin Board or the OTCQB tier of the OTC Markets. Our officer and director believes that the disadvantages of becoming a public company are the continuing reporting costs of being a reporting issuer under the Exchange Act and reluctance of persons qualified to serve as directors of the Company because of director’s exposure to possible legal claims. Additional disadvantages include management’s lack of experience in the business of the Company as well as in running a public company, the Company’s status as a development stage company, and management’s limited amount of time that will be devoted to the Company.

The Offering

Following is a brief summary of this Offering. Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the Offering.

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Offering

Securities being Offered	2,000,000 shares of common stock. The Offering will terminate on the earlier of the sale of all of the shares offered by the Company or 270 days after the date of the Prospectus, unless extended by our Board of Directors for an additional 90 days

Price per share	All of the shares being registered for sale will be sold at a fixed price per share of $0.025 for the duration of the Offering.

Securities Issued and Outstanding	5,250,000 shares of common stock are issued and outstanding before the offering and 7,250,000 shares will be outstanding after the Offering, assuming all shares are sold. However, if only 75%, 50%, or 25% of the shares being offered are sold, there will be 6,750,000, 6,250,000, or 5,750,000 shares outstanding, respectively.

Offering Proceeds	$50,000 assuming 100% of the shares being sold. However, if only 75%, 50%, or 25% of the shares being offered are sold, the proceeds will be $37,500, $25,000, or $12,500, respectively.

Registration costs	We estimate our total offering registration costs to be $10,000. These costs will be paid by our sole Director Mr. Omri Revivo. There are no agreements, arrangements, commitments or understandings between Mr. Revivo and the Company to loan the funds for costs relating to this offering.

Our sole officer, director, control persons and/or affiliates do not intend to purchase any Shares in this Offering. If all the Shares in this Offering are sold, our executive officer and director will own 72.4% of our common stock. However, if only 75%, 50%, or 25% of the Shares in this Offering are sold, our executive officer and director will own 77.8%, 84%, or 91.3%, respectively.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature. In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares. Following are what we believe are material risks related to the Company and an investment in the Company. Investors are urged to perform their own due diligence, with the help of their investment, accounting, legal and/or other professionals and to make an independent decision regarding an investment in the Shares.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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Risks Associated With Wigi4You:

Our independent auditors have issued an audit opinion for Wigi4You which includes a statement describing our going concern status. Our financial status creates a doubt whether we will continue as a going concern.

As described in Note B of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company. This means there is substantial doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business. As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on March 19, 2014, and we have not fully developed our proposed business operations and have realized no revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss for the years ended June 30, 2015 and 2014, was $623 and $555, respectively, most of which is for professional fees in connection with this Offering. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	Completion of this Offering,

•	Our ability to attract customers who will use our services,

•	Our ability to generate revenue through the sale of our services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. In the event the Company is unable to generate revenues, it may be required to seek additional funding. Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company. In the event the Company cannot generate revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

Because management does not have relevant experience in managing a software and electronic products company, our business has a higher risk of failure.

Our sole officer and director has limited business experience related to the marketing and development of event planning and concierge services and applications. Consequently, management will initially have to rely on the experience of third parties. Further, we have budgeted only $10,000 toward sales and marketing efforts over the next 12 months, which by industry standards is a very limited amount of capital with which to launch our effort. Given the relatively small marketing budget and limited experience of our officers, there can be no assurance that such efforts will be successful. Further, if our initial efforts to create a market for our website are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing and sales expertise to attract subscribers to our website. Our future success will depend, amount other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our application will gain wide acceptance in its targeted markets or that we will be able to effectively market our services. There can be no assurance that they will be successful in obtaining adequate assistance or cooperation from third parties at a cost consistent with the resources of the Company.

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Additionally, our lack of public company experience could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our management has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements including establishing and maintaining internal controls over financials reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment.

We have no clients or customers and we cannot guarantee we will ever have any. Even if we obtain clients or customers, there is no assurance that we will make a profit.

We have no clients or customers. We have not identified any clients or customers and we cannot guarantee we will ever have any. Even if we obtain clients or customers for our services, there is no guarantee that we will develop products and/or services that our clients/customers will want to use. If we are unable to attract enough customers/clients to purchase services (and any products we may develop or sell) it will have a negative effect on our ability to generate sufficient revenue from which we can operate or expand our business. The lack of sufficient revenues will have a negative effect on the ability of the Company to continue operations and it could force the Company to cease operations.

Some of our competitors have significantly greater financial and marketing resources than do we.

There exists in our industry many competitors that have significantly greater financial and marketing resources than do we. There are no assurances that our efforts to compete in the marketplace will be successful. We are a relatively late entry into a mature market for electronic concierge services and applications. There can be no assurance that we will be able to develop a profitable niche in this market.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The business of an application providing a comprehensive entire package of event planning and concierge services is very competitive. Barriers to entry on the Internet are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful websites operated by proven companies that offer similar niche social networking to event planning service which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Other than the shares offered by this Prospectus, no other source of capital has been identified or sought. As a result we do not have an alternate source of funds should we fail to complete this Offering. If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financial is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

If we are not successful in raising sufficient capital through this Offering, we will be faced with several options:

1. abandon our business plans, cease operations and go out of business;

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2. continue to seek alternative and acceptable sources of capital; or

3. bring in additional capital that may result in a change of control.

In the event any of the above circumstances occur, you could lose a substantial part or all of your investment. In addition, there can be no guarantee that the total proceeds raised in this Offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable. As a result, you could lose any investment you make in our shares.

We possess minimal capital, which may severely restrict our ability to develop our services. If we are unable to raise additional capital, our business will fail.

We possess minimal capital and must limit the amount of marketing we can perform with respect to our services. We feel we require a minimum of $12,500 to provide sufficient capital to commence with operations and development of the business plan. Our business plan contemplates the development of a website and associated software to assist users to find local events, performers, bands and speakers. Our limited marketing activities may not attract enough clients to generate sufficient revenue to operate profitably, expand our services, implement our business plan or continue operating our business. Our limited marketing capabilities may have a negative effect on our business and may cause us to limit or cease our business operations which could result in investors losing some or all of their investment in the Company.

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for website marketing and development expenses, and for administrative expenses, which management estimates to be approximately between $25,000 and $45,000 over the next twelve months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

Any significant disruption in our website presence or services could result in a loss of customers.

Our plans call for our customers to access our service through our website. Our reputation and ability to attract, retain and serve our customers will be dependent upon the reliable performance of our website, network infrastructure and fulfillment processes (how we deliver services purchased by our customers). Prolonged or frequent interruptions in any of these systems could make our website unavailable or unusable, which could diminish the overall attractiveness of our subscription service to existing and potential customers.

Our servers will likely be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations and loss, misuse or theft of data. It is likely that our website will periodically experience directed attacks intended to cause a disruption in service, which is not uncommon for web-based businesses. Any attempts by hackers to disrupt our website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation.  Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our website or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

The loss of the services of either our sole officer and director or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services.

The development of our website and the marketing of our services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officer, Omri Revivo, who is developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of officer or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our growth.

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Our sole officer and director may have conflicts of interest in that he has other time commitments that will prevent him from devoting full-time to our operations, which may affect our operations.

Because our sole officer and director, who is responsible for all our business activities, will not devote his full working time to operations and management of us, the implementation of our business plans may be impeded. Our officer and director has other obligations and time commitments, which will slow our operations and may reduce our financial results and as a result, we may not be able to continue with our operations. Mr. Revivo will devote 10 hours per week. Additionally, when he becomes unable to handle the daily operations on his own, we may not be able to hire additional qualified personnel to replace him in a timely manner. If this event should occur, we may not be able to reach profitable, which might result in the loss of some or all of your investment in our common stock.

We are dependent upon our current officer.

We currently are managed by one officer and we are entirely dependent upon him in order to conduct our operations. If he should resign or die, there will be no one to run Wigi4You, and the company has no Key Man insurance. If our current officer is no longer able to serve as such and we are unable to find other persons to replace him, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Our business model may require the use of outside personnel, who may not be available when needed.

We will require the service of software programmers. We intend to obtain these services through software outsourcing companies operating in the United States and Israel. Software outsourcing companies contract with programmers in countries such as Pakistan, Malaysia, China, the Philippines, Israel, Ireland, Mexico, Russia and Chile. These countries offer low costs, well trained personnel with English language capabilities. The services of offshore programmers may be overseen by third party outsourcing companies whose performance is beyond our control. We cannot reliably predict if the services will be available as we need them.

There is a potential security risk using foreign programmers

We will make reasonable efforts to assure that the outsourcing companies have verifiable security procedures in place, however, by outsourcing we face the potential loss of control under which our software is developed. Without programmers of our own, we will rely on the integrity of the outsourcing company to examine source code to assure that there are no potential security risks.

Our controlling stockholders have significant influence over the Company.

As of September 30, 2015, Omri Revivo, our sole officer and director, owns 100% of the outstanding common stock, which becomes 72.4% if all of the shares offered are sold. As a result, Revivo possesses significant influence over our affairs. His stock ownership and relationships with members of our board of directors, of which Mr. Revivo is the only one, may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock.

Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have only one director, who is our principal executive officer and secretary. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

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Because we are currently considered a “shell company” within the meaning of Rule 12B-2 pursuant to the Securities Exchange Act of 1934, the ability of holders of our common stock to sell their shares may be limited by applicable regulations

As a result of our classification as a “shell company”, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144 promulgated pursuant to the Securities Act of 1933 so as not to be considered underwriters in connection with the sale of securities until one year from the date that we cease to be a “shell company.” Additionally, as a result of our classification a shell company:

•	Investors should consider shares of our common stock to be significantly risky and illiquid investments.

•	We may not register our securities on Form S-8 (an abbreviated form of registration statement).

•	Our ability to attract additional funding to sustain our operations may be limited significantly.

We can provide no assurance or guarantee that we will cease to be a “shell company” and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares.

We do not expect to file a Form 8-A on a pre-effective basis. Because our common stock is not registered under the Exchange Act, we will not be subject to the federal proxy rules and our directors, executive officers and 10% beneficial holders will not be subject to section 16 of the Exchange Act. In addition, our reporting obligations under section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act on a pre-effective basis (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act). As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our director and executive officer and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through periodic reports and any registration statements on Form S-1 we file. Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have a fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

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Risks Associated With This Offering

The shares being offered are defined as “penny stock”, the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The shares offered by the Company through this offering will be sold without an underwriter, and we may be unable to sell any shares.

This Offering is being conducted on a “best-efforts” basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares. Unless he is successful in selling all of the shares and receiving all of the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

Since there is no minimum for our offering, all funds raised in the offering will be immediately available to us. If only a few persons purchase shares they will lose their money immediately without us being even able to develop a market for our shares.

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We have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by the company.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early and only share purchasers would be lost immediately.

You may not revoke your subscription agreement once it is accepted by the Company or receive a refund of any funds advanced in connection with your accepted subscription agreement and as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke the agreement or request a refund of any monies paid in connection with the subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this offering as soon as the funds have been received and will retain broad discretion in the allocation of the net proceeds of the Company Offering. The precise amounts and timing of the Company’s use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company’s business strategy and accomplish the Company’s objectives. Accordingly, the Company’s business may fail and we will have to cease our operations. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock. Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Wigi4You or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares. As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

However, a market in our shares on the OTCBB may deprive shareholders of the full value of their shares. Our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. The Company may never be approved for trading on any exchange.

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State and Federal securities laws may limit re-sales of your securities.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker - dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

We will have broad discretion in how we use the proceeds of this offering and we may not use these proceeds effectively. This could affect our results of operations and cause the value of our common stock to decline.

Our management team will have considerable discretion in the application of the net proceeds of this offering, and you will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. We currently intend to use the net proceeds that we receive from this offering as described in “Use of Proceeds” herein. We may use the net proceeds for corporate purposes that do not improve our results of operations or which cause our stock value to decline.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTCBB. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire.

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Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, one shareholder, Omri Revivo, beneficially owns 100% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, this stockholder, acting alone, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors independence, audit committee oversight and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures and, since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

There are doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure and has raised doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary through one or more private placement or public offerings. However, the doubts raised relating to our ability to continue as a going concern may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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Our status as an “emerging growth company” under the JOBS Act of 2013 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an “emerging growth company” , we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

As an “emerging growth company” under the Jumpstart our Business Startups Act (JOBS Act), we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

For as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We will remain an “emerging growth company” for up to five years, or until the earliest of: (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Act of 1934, which would occur if the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Notwithstanding the above, we are also currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, nor a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. If we are still considered a “smaller reporting company” at such time as we cease to be an “emerging growth company,” we will be subject to increased disclosure requirements. However, the disclosure requirements will still be less than they would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in its SEC filings due to its status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Say-on-pay: Section 14A(e) of the Exchange Act has been amended to exempt emerging growth companies from the “say-on-pay”, “say-on-pay frequency” and “say-on-golden parachute” requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. After cessation of emerging growth company status, if an issuer was an emerging growth company for less than two years after its initial public offering date, it must hold a say-on-pay vote no later than the end of the three-year period beginning on the date it is no longer an emerging growth company. Any other company that has ceased to be an emerging growth company must hold a say-on-pay vote no later than the end of the one-year period beginning on the date it is no longer an emerging growth company. In addition, following cessation of emerging growth company status, a company will become subject to the say-on-pay-frequency and say-on-golden parachute provisions of Rule 14a-21 promulgated under the Exchange Act.

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We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $13,000 cost of this Registration Statement to be paid from loans by our President, and not from the Company Offering. Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $15,000 for the next 12-months. Such ongoing obligations will be paid cash on hand and include compliance, legal and auditing costs. In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

Our sole officer and director owns 100% of the outstanding shares of our common stock. After the completion of the Company Offering, he will beneficially own 72.4% of the outstanding shares, assuming all of the shares being offered by the Company are sold. If he chooses to sell his shares in the future, it might have an adverse effect on the price of our stock.

Due to the controlling amount of his share ownership in our Company, if our sole officer and director decides to sell their shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution to the value of their stock. Unless registered in the future, if our officer and director decides to sell any of their common stock, he will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of a director or officer (affiliate) to sell shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

Additionally, we are currently considered a “shell company” as that term is defined in Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, in that we currently have nominal operations and nominal assets other than cash. Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations. Please see the Risk Factor above regarding the inability to sell stock of shell companies under Rule 144.

Our director and officer will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of their share ownership in our Company, our directors will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. Their interests may differ from the interests of other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

We Are Unlikely To Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders. Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment. There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase. If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price. The potential or likelihood of an increase in share price is questionable at best.

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Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB). While DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

If we have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which this registration statement becomes effective, our reporting obligations under section 15(d) of the Exchange Act will be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this Offering. If we have less than 300 record shareholders, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this Offering. Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under this registration statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year. If we were to cease reporting, you will not have access to updated information regarding the Company’s business, financial condition and results of operation.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of our sole officer and director.

Our Articles of Incorporation provide for indemnification as follows: " No director or officer will have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that the Articles will not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes." We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

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USE OF PROCEEDS

The following table details the Company’s intended use of proceeds from the Company Offering, for the first twelve (12) months after successful completion of the Company Offering. None of the expenditures itemized is listed in any particular order of priority or importance. Since the Company does not intend to pay any Offering expenses from the proceeds from the Company Offering, and assuming that $50,000 (100%), $37,500 (75%), $25,000 (50%), or $12,500 (25%) of the Company Offering is sold, the net aggregate proceeds will be allocated as follows:

Expenditure Item**	100%	75%	50%	25%
Professional Fees	$13,000	$9.750	$6,500	$3,250
Advertising and Marketing	$10,000	$7,500	$9,500	$2,500
Design Software and Web Application	$21,000	$15,750	$10,500	$5,250

Office and Miscellaneous Expenses	$6,000	$4,500	$3,000	$1,500
Total	$50,000	$37,500	$25,000	$12,500

There is no minimum amount we are required to raise in this Offering, no expenses associated with this Offering will be paid by the Company, and any funds received from the sale of stock by the Company will be immediately available to us.

* Since the web design and software adaptation are critical to our success, if we do not successfully sell 50% of the Company Offering, we will depend on other funding to complete the project, such as loans from our officers or shareholders.

**The above expenditures are defined as follows:

Professional Fees: Pertains to legal services and accounting fees that will be incurred by the company.

Costs Associated with being a Public Company: Pertains to filing fees associated with Edgar filings, stock transfer agent fees, and other miscellaneous fees.

Advertising and Marketing: Pertains to the cost of advertising and marketing our services.

Design Software and Web Application: Pertains to the development of our software and applications and integrating it with the web site.

Office and Miscellaneous Expenses: These are the costs of operating our office including telephone services, mail, stationary, accounting, office supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

Working Capital: Pertains to the funds allocated to general working capital.

There is no assurance that we will be able to raise the entire $50,000 from the sale of stock by the Company under this Offering. Therefore, the following details how we will use the proceeds if we raise only 75%, 50%, or 25% of this Offering:

If 75% of this Offering is sold, we estimate that this would provide sufficient capital to begin operations and develop our business plan. It may, however, place potential restraints on our ability to handle unforeseen expenses attributable to Working Capital and may require us to seek additional funding.

If only 50% of this Offering is sold, we estimate that this would provide sufficient capital to commence with operation and development of the business plan, but we would only be able to spend $5,000 to spend on advertising and marketing our services. Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business. Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing.

If we raise less than 50% we will have difficulty in implementing our business plan. Our expenses would be prioritized in order of importance and would affect how we allocate funds for developing the business. If less than 50% is raised, we would be able to develop our website with less features and we would not be able to allocate any funds to advertising and marketing.

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If only 25% of the Offering is sold, we would still incur expected professional (legal and accounting) fees of $3,250, which will have to be paid to maintain reporting status during the next 12 months. We will not be able to apply sufficient funds to any other areas of developing our business, such as advertising and marketing, and would only provide a minimal amount to develop the website and software. This would seriously hinder the development of our business and our ability to generate revenues. We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $50,000 in this Offering from the shares offered by the Company. The offering price bears no relationship to our assets, earnings, book value or other criteria of value. Among the factors considered were:

•	our lack of operating history

•	the proceeds to be raised by the offering

•	the amount of capital to be contributed by purchasers in this offering in proportion to

•	the amount of stock to be retained by our existing Stockholders, and

•	our relative cash requirements.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of shares of our common stock held by our existing stockholders.

As of September 30, 2015, the net tangible book value of our shares of common stock was approximately $20,022 or $0.004 per share based upon 5,250,000 shares outstanding.

	100% (7,250,000 Shares)	75% (6,750,000 Shares)	50% (6,250,000 Shares)	25% (5,750,000 Shares)
Net Tangible Book Value Per Share Prior to Stock Sale	$0.0038	$0.0038	$0.0038	$0.0038
Net Tangible Book Value Per Share After Stock Sale	$0.0028	$0.0028	$0.0030	$0.0004
Increase in net book value per share due to stock sale	$(0.0011)	$(0.0008)	$(0.0001)	$0.0000
Dilution (subscription price of $0.025 less NBV per share) to purchasing shareholders	$0.0972	$0.0970	$0.0997	$0.0996

PLAN OF DISTRIBUTION

Shares Offered by the Company will be Sold by Our Officers and Directors

This is a self-underwritten (“best-efforts”) Offering. This Prospectus is part of a prospectus that permits our officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Omri Revival, our sole officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our sole officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

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The sole officer and director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer, may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

a.	Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

b.	Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our sole officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our sole officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The Shares offered by the Company will be sold at the fixed price of $0.025 per share until the completion of this Offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this Prospectus) and continues for a period of 270 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will be selling all of the 2,000,000 shares of common stock we are offering as a self-underwritten Offering. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the Company, are irrevocable. All checks for subscriptions should be made payable to “Wigi4You”.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share.

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Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of Common Stock now outstanding are fully paid for and non-assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Reference is made to the Company’s Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this Offering is completed (assuming the entire 2,000,000 shares are sold), the present stockholders will own 72.4% of our outstanding shares and the purchasers in this Offering will own 27.9%. If 75%, 50%, or 25% (1,500,000, 1,000,000, or 500,000) shares are sold, the present stockholders will own 77.8%, 84%, or 91.3% of our outstanding shares, respectively and the purchasers in this Offering will own 22.2%, 16%, or 8.7%, respectively.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited statements for the years ended June 30, 2015 and 2014, are included in this prospectus. Weinberg & Baer LLC, 115 Sudbrook Lane, suite 210, Baltimore Maryland 21208, has audited our statements. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Parsons/Burnett/Bjordhal/Hume, LLP, Suite 801, 10655 NE 4th St., Bellevue, WA 98004 has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this Offering.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Development

Wigi4You was incorporated in the State of Nevada on March 19, 2014, and our fiscal year end is June 30. The Company's administrative address is Derech Magdiel 39/11, Hod-hasharon Israel 45342. The telephone number is: 1-888-649-8629.

Wigi4You has no revenues, and has only limited cash on hand. We have sustained losses since inception and have relied solely upon the sale of our securities and loans from our corporate officer and director for funding.

Wigi4You has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding. Wigi4You, its director, officer, and affiliates have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger. The Company has no promoters.

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Business Plan

Wigi4You is intended to give event planners a fast and easy way to browse, contact, and hire the entertainers and services they need to make any event a success. We intend to provide the event planners the ability to subscribe and get quotes for free, book talent, venues and more, and then book those services online. Wigi4You will receive charge a 15% surcharge on every booking made through our application or website. The event planner and concierge service will provide an app that will help customers organize, whether for throwing a surprise birthday party, organizing a conference, or planning a launch party. Wigi4You will provide a service that not only lets customers find events going on around them, but lets them also host and organize their own. From there, the customers can collect money for ticket sales and more. It’s also a way to keep guests informed on any changes to the event that may happen.

Wigi4You is intended to be the complete guide to throwing a successful party, and even focuses on special events such as holidays. From planning to executing, Wigi4You can walk the client through each step of the event.

Principal Products, Services and Their Markets

Our business plan is to create a website and an independent mobile application that enables consumers to find the best performers, entertainers, bands, speakers and event services easily and which are expected to be accessible for everyone in the United States and Canada. Whether a first-time event planner or a seasoned professional, customers can book everything needed for a successful event in one location. We plan on developing a simple booking platform which will allow for an easy connection between event planner and talent. Users will type in the category in which they are interested, so a list of local talent can be provided. We plan on allowing users the ability to watch videos and see reviews.

Wigi4you will give event planners a fast and easy way to browse, contact, and hire entertainers and services needed for any event.

Status of Publicly Announced New Products or Services

Wigi4You currently has no new publicly announced products or services.

Competitive Business Conditions and Strategy; Wigi4You’s Position in the Industry

Wigi4You intends to establish itself as a competitive company in the market for event planners. Wigi4You’s main competitors are firms offering similar services.

Outsourcing of Software Programmers.

Wigi4You plans to hire independent sub-contractors (programmers and web site developers) to customize the public domain software which is planned to be the foundation to our website and mobile application. We believe that these services may be obtained at competitive prices from software outsourcing companies operating in the United States; however we may encounter good programmers at competitive rates within the United States. At this time we have no arrangements with any vendors or third parties to obtain hardware, or programming.

Patents, Trademarks, Licenses, Agreements or Contracts

There are no aspects of our business plan which require a patent, trademark, or product license. We have not entered into any vendor agreements or contracts that give or could give rise to any obligations or concessions.

Governmental Controls, Approval and Licensing Requirements

None

Research and Development Activities and Costs

We have spent no time on specialized research and development activities, and have no plans to undertake any research or development in the future.

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Number of Employees

Wigi4You has no employees. Our sole officer and director is donating his time to thedevelopment of the Company, and intends to do whatever work is necessary in order to bring us to the point of earning revenues. We have no other employees, and do not foresee hiring any additional employees in the near future. We plan to engage independent contractors and sub-contractors to design and develop our website, manage our internet marketing efforts.

Plan of Operation

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word “believe,” “anticipate,” “expect” and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that actual results may differ materially from those in the forward-looking statements. Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus. Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses. This is because we have not generated any revenues and no sales are yet possible. There is no assurance we will ever reach this point. Accordingly, we must raise sufficient capital from sources. Our only other source for cash at this time is investments by others. We must raise cash to stay in business. In response to these problems, management intends to raise additional funds through public or private placement offerings. At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities, other than pursuant to this Offering.

We are a development stage company that only recently commenced with its business operations and we currently have no revenue and no significant assets. Our executive offices are located at Derech MagDiel 39/11, Hold-hasharon Israel 45342. The office is a location at which the Company receives mail, has office services and can hold meetings. Our officer, Omri Revivo, works on Company business from his residence in Israel.

During the first year of operations, the 12 month period from the date of this Prospectus, Wigi4you plans to develop and commercialize an independent mobile application that enables consumers to find event talent and services, plan for their needs, and get real-time quote notifications.

Following completion of our Offering, we will immediately work to finalize construction of our dedicated website (http://wigi4you.com/). We currently do not have funds available to contract out the development of the website structure, and layout until we complete our Offering and have budgeted funds to do so.

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In the twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations:

1)	Create an iPhone Application – This will allow event talent and services to create a profile that includes:
	a.	Highest visibility;
	b.	20 category placements;
	c.	100 photos including hi-resolution photos;
	d.	Accept deposits of up to $2,000;
	e.	Show contact information;
	f.	Have 1gb available for audio/video;
	g.	Link to their website; and
	h.	Top priority in search results.

The application will allow users to pick the event talent and services for events in their area, pick their best quote and to pay and secure the talent and services.

2)	Create a web portal where event planners can create, edit and save the plans and which supports the iPhone application. The web portal will:
	a.	Allow site administrators to login and make changes;
	b.	Allows site administrators to create new plans for different service providers;
	c.	Allow site administrators to rank plans;
	d.	Keep records of all site users who have signed up and their plans and preferences; and
	e.	Create a simple algorithm that ranks the event talent and services.

Below is a brief description of our planned activities, which we expect to commence immediately after this Offering is completed and the proceeds received and accepted. The anticipated activities following the completion of this Offering assume that we will be able to raise at least $50,000 in this Offering, or through other financing means if we are unable to raise the full amount. If we are not able to raise sufficient capital, we will scale our business development accordingly. There can be no assurance that we will be able to raise the required $50,000, or any funds at all, to implement our business plan.

Months 1 to 3

Our management team will work with a third-party Web development company to gather the requirements and agree on the UX (User Experience) options using wire-framing techniques. Once the UX design is defined, we expect it to be developed into a UI (User Interface) design. Once the UX and UI are complete, it can be passed on to the development team. We hope the outcome of this phase will be a complete design for the iPhone application.

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Months 4 to 6

We will ask the third-party Web development company to build the administrative portal. We expect the iPhone application to be built using native objective-C Code. The Android application is expected to be built using native java code. Once the architecture has been finalized, the development of the iPhone application and the admin web portal can occur in parallel. We plan on retaining the services of a third-party software developer for development of the application.

Months 7 to 12

During the final 6-months of our initial development phase, we plan to begin testing and deploying the website and associated applications. We expect to achieve the following:

•	Correct any detected or defects;

•	Submit Wigi4you to the iPhone App Store;

•	Promote Wigi4 to freelancers and small businesses; and

•	Provide support for multi-users.

The iPhone application anticipate testing on an iPhone 5. Once we are satisfied with the performance of the application, we can release it in the App Store, making it available for download.

The software developer can facilitate the App Store submission process and manage approval issues. Once submitted, Apple can review the application to ensure the application is reliable and is free of explicit and offensive material. We expect to be completed by the end of month 8 after defects have been fixed. Once submitted to the App Store, we expect the review process to take 3-4 weeks. However, we cannot guarantee acceptance by Apple or the timeliness of the review process.

If we are not able to raise $50,000 from this Offering, we do not anticipate spending any money on the promotion of Wigi4You. We will then promote Wigi4You in free venues; we will submit a description of Wigi4You to application review websites, promote it on our own website and on Twitter and Facebook. These tasks are expected to be performed by our management so we will not incur marketing expenses. If we are able to raise $50,000 under this Offering, we have budgeted $10,000 to place advertisements on mobile ad networks. These networks can target users by different criteria, allowing our ads to reach our target market who generally are existing cell phone users.

Reports to Security Holders

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports and other electronic information regarding Wigi4You and filed with the SEC at http://www.sec.gov.

DESCRIPTION OF PROPERTY

Wigi4You’s principal business and corporate address is Derech Magdiel 39/11, Hod-hasharon, Israel, 45342. Phone: 1-888-649-8629. The space is being provided by management on a rent free basis. We have no intention of finding, in the near future, another office space to rent during the development stage of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

There are 5,250,000 shares of common stock outstanding as of September 30, 2015, all are owned by Mr. Revivo and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus, we have one (1) stockholder.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future. The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

All of the presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three month period, provided the Company is current in its reporting obligations under the Exchange Act, and subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Our sole officer and director owns 5,250,000 restricted shares, or 100% of the outstanding common stock. When these shares become available for resale, the sale of these shares by this individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop.

Rule 144 is not available for either a reporting or non-reporting shell company unless the company: (1) has ceased to be a shell company; (2) is subject to the Exchange Act reporting obligations; (3) has filed all required Exchange Act reports during the preceding twelve months; and (4) at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.

As of the date of this Prospectus, no shares of our common stock are available for sale under Rule 144.

Reports

Following the effective date of this Registration Statement we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov. We do not expect to file a Form 8-A on a pre-effective basis. Because we will not be registered under the Exchange Act, our reporting requirements will be limited. Under Section 15(d) of the Exchange Act, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year this registration statement becomes effective. Additionally, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registration and we may not have an ongoing periodic reporting obligation, depending on our number of shareholders.

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Transfer Agent

Our Transfer Agent is:

Action Stock Transfer Corp.
2469 E. Fort Union Blvd, Ste 214
Salt Lake City, UT 84121

(801) 274-1088 office

(801) 274-1099 fax

FINANCIAL STATEMENTS AND SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

Quarter Ended September 30

	Quarter Ended
	September 30, 2015	September30, 2014

Total expenses	$3,500	$—
Operating revenue	$0	$0
Net loss from continuing operations	$(3,500)	$—
Cash raised by financing activities	$—	$555
Cash used in operating activities	$(18,500)	$(555)
Cash flow from financing activities	$—	$—
Cash	$6,522	$0
Net loss per common share: Basic and Diluted	$0.00	$0.00
Weighted average number of common shares outstanding:
Basic and diluted	$5,250,000	$0

Year Ended June 30

	Year Ended
	June 30, 2015	June 30, 2014

Total expenses	$948	$555
Operating revenue	$0	$0
Net loss from continuing operations	$(948)	$555
Cash raised by financing activities	$21,525	$0
Cash used in operating activities	$(6,503)	$0
Cash flow from financing activities	$21,525	$0
Cash	$15,022	$0
Net loss per common share: Basic and Diluted	$0.00	$0.00
Weighted average number of common shares outstanding:
Basic and diluted	$1,884,247	$0

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Wigi4You

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We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Results of Operations – Year Ended June 30, 2015 and 2014

We have generated no revenues since inception (March 19, 2014) and have incurred $948 and $555 in expenses for the years ended June 30, 2015 and 2014, respectively.

The following table provides selected financial data about our company for the years ended June 30, 2015 and 2014.

Balance Sheet Data:
	June 30, 2015	June 30, 2014
Cash	$15,022	$—
Other Current Assets	$5,000	$—
Total assets	$20,022	$—
Total liabilities	$555	$555
Stockholders’ equity(deficit)	$19,467	$(555)

Results of Operations – Quarter Ended September 30, 2015 and 2014

We have generated no revenues since inception (March 19, 2014) and have incurred $3,500 and $0 in expenses for the quarters ended September 30, 2015 and 2014, respectively.

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The following table provides selected financial data about our company for the quarters ended September 30, 2015 and June 30, 2014.

Balance Sheet Data:
	September 30, 2015	June 30, 2014
Cash	$6,522	$15,022
Other Current Assets	$10,000	$5,000
Total assets	$16,522	$20,022
Total liabilities	$555	$555
Stockholders’ equity(deficit)	$16,522	$20,022

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our website, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we do not have enough cash on hand to cover the completion of our Offering.

While the officer and director has generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officer and director and Wigi4You. During the first year of operations, our officer and director will also provide his labor at no charge.

If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months. There are also no plans or expectations to acquire or sell any plant or plant equipment in the first year of operations.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from our Offering. We cannot guarantee that we will be able to sell all the shares. If we are successful, the money raised will be applied to the items set forth in this plan of operations.

Our officer has agreed to advance funds as needed until the public offering is completed or failed. While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

Our President has verbally agreed to provide us with the ability to pay for the expenses related to this Offering. Currently we do not have sufficient capital to fund our business development. Per the Use of Proceeds section, we are attempting to raise $50,000, from this Offering. However, if we raise $25,000, we feel this is sufficient to develop the business for the next 12 months. If we are only able to raise $12,500, from the Offering, then we feel this will be sufficient for the next 12 months to cover professional fees.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

30

Application of Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company, we are not required to provide information pursuant to this item.

DIRECTORS AND EXECUTIVE OFFICERS

Our directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Our officer is appointed by the board of directors (the “Board”) to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name and Address	Age	Position(s)
Omri Revivo		President, Chief Executive Officer (CEO), Chief Financial Officer (CFO), Secretary, Treasurer, and Director

Omri Revivo has held the position of Director and officer since March 19, 2014. The persons named above are expected to hold their offices/positions until the next annual meeting of our stockholders. The officer and director set forth herein is our only officer, director, promoter and control person, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Omri Revivo, the President, CEO, CFO, Treasurer and Director of the Company, currently devotes up to 10 hours per week to Company matters. After receiving funding per our business plan, Mr. Revivo will continue to devote 10 hours of his time to manage the affairs of the Company, and will increase such hours as required.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

31

Background Information about Our Officer and Director

Omri Revivo

Mr. Revivo has extensive experience in catering and event planning. He also has extensive experience in social and corporate matters, particularly in large-scale event planning, preparation, logistics and production. From 2010 through 2015, he served as a Catering Sales and Service Manager for Happy-Time Events of Israel. While working for Happy-Time, he oversaw all aspects of high-profile and large-scale social and corporate events, including preparation of function space contracts, proposing menus based on function type, size and budget, negotiating and contracting with outside vendors, such as florists, party rental companies, temporary staffing companies and audio visual venders.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former director or executive officer of our Company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacated; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

The following table sets forth for the years ended June 30, 2015 and 2014, the compensation awarded to, paid to, or earned by, our officer and director.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation	Total ($)

Omri Revivo, sole officer and director	2015 2014	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Currently, of our officer and director is being not compensated for his services during the development stage of our business operations, and is not considered to be an employee of the Company.

32

We have not paid any salaries in 2015, and we do not anticipate paying any salaries at any time in 2015. We will not begin paying salaries until we have adequate funds to do so.

Any out-of-pocket expenses incurred by our officer and director shall accrue as a liability of the Company and shall be reimbursed when sufficient funds are available. In the future we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

We have not issued any stock options or maintained any stock option or other incentive plans since our inception. We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans. Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer’s responsibilities following a change in control.

As of the date hereof, we have not entered into an employment contract with our sole officer and do not intend to enter into one until such time as it profitable to do so. The officer is not considered to be an employee.

Compensation of Directors

Our director has not received any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments. During the years ended June 30, 2015 and 2014, there were no other arrangements between us and our directors that resulted in our making payments to our directors for any services provided to us by them as director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)

Common	Omri Revivo	5,250,000	100%

Common	Directors and Officers as a Group (1 individual)	5,250,000	100%

(1)	The person named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

(2)	Each shareholder owns his or her shares directly.

(3)	Based on 5,250,000 shares issued and outstanding as of September 30, 2015.

Future sales by existing stockholders

A total of 5,250,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. As we are a “shell company,” Rule 144 would not be available for the resale of restricted securities by our stockholders until we have complied with the requirements of Rule 144(i). Shares purchased in this Offering, which will be immediately resalable, and sales of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

On February 19, 2015, 5,250,000 shares of Wigi4You’s common stock were issued to Omri Revivo, an officer of the Company, at the price of $0.004 per share for $21,000.

Related Party Transaction

During the fiscal year ended June 30, 2015, the Company received a loan from Omri Revivo in the amount of $555. Mr. Revivo is the Company’s current sole officer and director. The Company used the funds for operating expenses. The loan does not incur interest and is payable upon demand. There is no written note evidencing the loan.

Director Independence

Our Board of Directors has determined that it does not have a member that is “independent” as the term is used in Item 7(d) (3) (iv) of Schedule 14A under the Exchange Act.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Company’s Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

34

FINANCIAL STATEMENTS

The following financial statements are included herewith:

Audited Financial Statements for the years ended June 30, 2015 and 2014

  Unaudited Financial Statements for the Quarter Ended September 30, 2015 and 2014

35

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

of Wigi4you, Inc.:

We have audited the accompanying balance sheets of Wigi4you, Inc. as of June 30, 2015 and 2014, and the related statements of operations, stockholders’ equity, and cash flows for the years ended June 30, 2015 and 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wigi4you, Inc. as of June 30, 2015 and 2014, and the results of its operations and its cash flows for the years ended then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of as June 30, 2015, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note B to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

July 28, 2015

F-1

Wigi4You, Inc
BALANCE SHEETS
June 30, 2015 and June 30, 2014

	June 30,	June 30,
	2015	2014
ASSETS
Current assets
Cash	$15,022	$—
Other Current assets
Advance deposit	5,000	—

Total current assets	20,022	0

Total assets	$20,022	0

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$—	$555
Due to related party	555	—

Total current liabilities	555	555

Stockholders' equity
Common stock: $0.001 par value, 75,000,000 shares authorized, 5,250,000 shares issued and outstanding as of June 30, 2015	$5,250	$—
Additional paid-in capital	15,720	—
Accumulated deficit	(1,503)	(555)

Total stockholders’ equity	19,467	(555)

Total liabilities and stockholders’ equity	$20,022	$0

The accompanying notes are an integral part of these financial statements.

F-2

Wigi4You, Inc
STATEMENTS OF OPERATIONS
For the Years Ended June 30, 2015 and 2014
	For the Year Ended
	June 30,
	2015	2014

Revenue	$—	$—

Expenses
Business license and permits	325	325
Share transfer agent fee	623	230

Total expenses	948	555

Net (loss)	$(948)	$(555)

Basic and diluted loss per common share	$(0.00)	$0.00

Weighted average number of common shares outstanding - basic and diluted	1,884,247	—

The accompanying notes are an integral part of these financial statements.

F-3

Wigi4You, Inc
Statements of Stockholders' Equity
For the year ended June 30, 2015 and 2014

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance at inception at March 19, 2014	—	$—	$—	$—	$—

Net (loss) for the year ended June 30, 2014	—	—	—	(555)	(555)

Balance at June 30, 2014	—	$—	$—	$(555)	$(555)

Common stock issued for cash	5,250,000	5,250	15,720	—	20,970

Net (loss) for the year ended June 30, 2015	—	—	—	(948)	(948)

Balance at June 30, 2015	5,250,000	$5,250	$15,720	$(1,503)	$19,467

The accompanying notes are an integral part of these financial statements.

F-4

Wigi4You, Inc
Statements Of Cash Flows
For the years ended June 30, 2015 and 2014

	For The Year Ended June 30, 2015	For The Year Ended June 30, 2014

Cash flow from operating activities
Net loss	$(948)	$(555)

Changes in Operating Assets and Liabilities:
Increase (Decrease) in accounts payable	(555)	555
(Increase) Decrease in advance deposit	(5,000)	—
Increase (Decrease) in due to related party	555

Net cash used in operating activities	$(6,503)	$—

Cash flows from investing activities	$—	$—

Cash flow from financing activities
Proceeds from related party loan	555	—
Proceeds from issuance of common stock	20,970	—

Net cash provided by financing activities	$21,525	$—

Net increase/(decrease) in cash	15,022	—

Cash at beginning of period	—	—

Cash at end of period	$15,022	$0

Supplemental cash flow information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

F-5

WIGI4YOU INC.

NOTES TO FINANCIAL STATEMENTS

June 30, 2015

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Wigi4you, Inc. (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose.

Organization, Nature of Business and Trade Name

Wigi4you, Inc. (the Company) was incorporated in the State of Nevada on March 19, 2014. Wigi4you, Inc. intends to provide a website and mobile app to assist event planners in locating performers, bands and speakers, booking locations and planning events in areas around the United States and Canada.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method.

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have any property and equipment. The above accounting policies will be adopted upon the Company maintains property and equipment.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

F-6

WIGI4YOU INC.

NOTES TO FINANCIAL STATEMENTS

June 30, 2015

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

On June 10, 2014, the Financial Accounting Standards Board ("FASB") issued update ASU 2014-10, Development Stage Entities (Topic 915).   Amongst other things, the amendments in this update removed the definition of development stage entity from Topic 915, thereby removing the distinction between development stage entities and other reporting entities from US GAAP.  In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information on the statements of income, cash flows and shareholders equity, (2) label the financial statements as those of a development stage entity;  (3) disclose a description of the development stage activities in which the entity is engaged and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.  The amendments are effective for annual reporting periods beginning after December 31, 2014 and interim reporting periods beginning after December 15, 2015, however entities are permitted to early adopt for any annual or interim reporting period for which the financial statements have yet to be issued.  The Company has elected to early adopt these amendments and accordingly have not labeled the financial statements as those of a development stage entity and have not presented inception-to-date information on the respective financial statements.

Revenue recognition

The Company’s revenue recognition policies are in compliance with FASB ASC 605-35 “Revenue Recognition”.  Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectability is reasonably assured.  The Company recognizes revenues on sales of its services, based on the terms of the customer agreement.  The customer agreement takes the form of either a contract or a customer purchase order and each provides information with respect to the service being sold and the sales price.  If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time the service is provided to the customer.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

F-7

WIGI4YOU INC.

NOTES TO FINANCIAL STATEMENTS

June 30, 2015

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

As of June 30, 2015 and June 30, 2014, the carrying value of accounts payable and loans that are required to be measured at fair value, approximated fair value due to the short-term nature and maturity of these instruments.

Advertising

Advertising expenses are recorded as general and administrative expenses when they are incurred.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on Wigi4You, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Wigi4You, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company has authorized Seventy Five Million (75,000,000) shares of common stock with a par value of $0.001. Five Million Two Hundred and Fifty Thousand (5,250,000) and Nil shares of common stock were issued and outstanding as of June 30, 2015 and June 30, 2014, respectively.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

NOTE B – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

F-8

WIGI4YOU INC.

NOTES TO FINANCIAL STATEMENTS

June 30, 2015

NOTE B – GOING CONCERN (CONTINUED)

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the Business paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

In the past year, the Company funded operations by using cash proceeds received through the issuance of common stock. For the coming year, the Company plans to continue to fund the Company through debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

NOTE C – COMMON STOCK

On February 19, 2015, Company issued 5,250,000 Common Shares to the director of the company at $0.004 per share for cash proceeds of $21,000.

NOTE D – INCOME TAXES

For the year ended June 30, 2015, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $6,055 at June 30, 2015, and will expire beginning in the year 2034.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes as follows:

	For The year Ended June 30, 2015	For The year Ended June 30, 2014
Income tax expense (benefit) at statutory rate	$(1,870)	$(189)
Change in valuation allowance	1,870	189
Income tax expense	$0	$0

F-9

WIGI4YOU INC.

NOTES TO FINANCIAL STATEMENTS

June 30, 2015

NOTE D – INCOME TAXES (CONTINUED)

Net deferred tax assets consist of the following components as of June 30, 2015 and 2014:

	June 30, 2015	June 30, 2014
Deferred Tax Asset	$2,059	$189
Valuation allowance	(2,059)	(189)
Net deferred tax asset	$0	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $1,503 for federal income tax reporting purposes could be subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

The Company has no uncertain tax positions that require the Company to record a liability.

The Company had no accrued penalties and interest related to taxes as of June 30, 2015.

NOTE E – RELATED PARTY TRANSACTION

On February 17, 2015, our President, Omri Revivo advanced the sum of $555 to the Company to pay for costs pertaining to the audit and professional fees of the Company. There is no written note evidencing the loan.

NOTE F – SUBSEQUENT EVENT

The Company evaluated all events or transactions that occurred after June 30, 2015 through the date of this filing. The Company determined that it does not have any subsequent event requiring recording or disclosure in the financial statements for the twelve months ended June 30, 2015

F-10

Wigi4You, Inc

BALANCE SHEETS (Unaudited)

September 30, 2015 and June 30, 2015

	September 30,	June 30,
	2015	2015
ASSETS
Current assets
Cash	$6,522	$15,022
Other Current assets
Deferred offering cost	10,000	—
Advance deposit	—	5,000

Total current assets	16,522	20,022

Total assets	$16,522	$20,022

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Due to related party	555	555

Total current liabilities	555	555

Stockholders' equity
Common stock: $0.001 par value, 75,000,000 shares authorized, 5,250,000 shares issued and outstanding as of September 30, 2015 and June 30, 2015	5,250	S5,250
Additional paid-in capital	15,720	15,720
Accumulated deficit	(5,003)	(1,503)

Total stockholders’ equity	15,967	19,467

Total liabilities and stockholders’ equity	$16,522	$20,022

The accompanying notes are an integral part of these financial statements.

F-11

Wigi4You, Inc
STATEMENTS OF OPERATIONS (Unaudited)
For the three months ended September 30, 2015 and 2014
	For the Three Months Ended
	September 30,
	2015	2014

Revenue	$—	$—

Expenses
Professional fee	3,500	—

Total expenses	3,500	—

Net (loss)	$(3,500)	$—

Basic and diluted loss per common share	$(0.00)	$0.00

Weighted average number of common shares outstanding - basic and diluted	5,250,000	—

The accompanying notes are an integral part of these financial statements.

F-12

Wigi4You, Inc
STATEMENTS OF STOCKHOLDERS' EQUITY (Unaudited)
For the three months ended September 30, 2015

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Balance at June 30, 2015	5,250,000	$5,250	$15,720	$(1,503)	$19,467

Net loss for the three months ended September 30, 2015	—	—	—	(3,500)	(3,500)

Balance at September 30, 2015	5,250,000	$5,250	$15,720	$(5,003)	$15,967

The accompanying notes are an integral part of these financial statements.

F-13

Wigi4You, Inc
STATEMENT OF CASH FLOWS (Unaudited)
For the three months ended September 30, 2015 and 2014

	For The Three Months Ended September 30, 2015	For The Three Months Ended September 30, 2014

Cash flow from operating activities
Net loss	$(3,500)	$—

Changes in Operating Assets and Liabilities:
Increase (Decrease) in accounts payable	—	(555)
(Increase) Decrease in advance deposit	5,000	—
(Increase) Decrease deferred offering costs	(10,000)	—
Net cash used in operating activities	$(8,500)	$(555)

Cash flows from investing activities	$—	$—

Cash flow from financing activities
		—
Proceeds from related party loan	—	555

Net cash provided by financing activities	$—	$555

Net increase/(decrease) in cash	(8,500)	—

Cash at beginning of period	15,022	—

Cash at end of period	$6,522	$—

Supplemental cash flow information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

F-14

WIGI4YOU INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2015

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Wigi4you, Inc. (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose.

Organization, Nature of Business and Trade Name

Wigi4you, Inc. (the Company) was incorporated in the State of Nevada on March 19, 2014. Wigi4you, Inc. intends to provide a website and mobile app to assist event planners in locating performers, bands and speakers, booking locations and planning events in areas around the United States and Canada.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method.

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have any property and equipment. The above accounting policies will be adopted upon the Company maintains property and equipment.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

F-15

WIGI4YOU INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2015

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

On June 10, 2014, the Financial Accounting Standards Board ("FASB") issued update ASU 2014-10, Development Stage Entities (Topic 915).   Amongst other things, the amendments in this update removed the definition of development stage entity from Topic 915, thereby removing the distinction between development stage entities and other reporting entities from US GAAP.  In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information on the statements of income, cash flows and shareholders equity, (2) label the financial statements as those of a development stage entity;  (3) disclose a description of the development stage activities in which the entity is engaged and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.  The amendments are effective for annual reporting periods beginning after December 31, 2014 and interim reporting periods beginning after December 15, 2015, however entities are permitted to early adopt for any annual or interim reporting period for which the financial statements have yet to be issued.  The Company has elected to early adopt these amendments and accordingly have not labeled the financial statements as those of a development stage entity and have not presented inception-to-date information on the respective financial statements.

Revenue recognition

The Company’s revenue recognition policies are in compliance with FASB ASC 605-35 “Revenue Recognition”.  Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectability is reasonably assured.  The Company recognizes revenues on sales of its services, based on the terms of the customer agreement.  The customer agreement takes the form of either a contract or a customer purchase order and each provides information with respect to the service being sold and the sales price.  If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time the service is provided to the customer.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

F-16

WIGI4YOU INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2015

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

As of September 30, 2015 and June 30, 2015, the carrying value of accounts payable and loans that are required to be measured at fair value, approximated fair value due to the short-term nature and maturity of these instruments.

Advertising

Advertising expenses are recorded as general and administrative expenses when they are incurred.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on Wigi4You, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Wigi4You, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company has authorized Seventy Five Million (75,000,000) shares of common stock with a par value of $0.001. Five Million Two Hundred and Fifty Thousand (5,250,000) shares of common stock were issued and outstanding as of September 30, 2015 and June 30, 2015, respectively.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

NOTE B – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

F-17

WIGI4YOU INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2015

NOTE B – GOING CONCERN (CONTINUED)

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the Business paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

In the past year, the Company funded operations by using cash proceeds received through the issuance of common stock. For the coming year, the Company plans to continue to fund the Company through debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

NOTE C – COMMON STOCK

On February 19, 2015, Company issued 5,250,000 Common Shares to the director of the company at $0.004 per share for cash proceeds of $21,000.

NOTE D – RELATED PARTY TRANSACTIONS

On July 22, 2014, a Director of the company paid $555 to Thomas Puzzo towards his accounts payable due.

The loan is unsecured, non-interest bearing, and due on demand.

On February 19, 2015, Company issued 5,250,000 Common Shares to the director of the company at $0.004 per share for cash proceeds of $21,000.

NOTE E – INCOME TAXES

For the three months ended September 30, 2015, the Company has incurred net losses and therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $5,003 at September 30, 2015, and will expire by beginning in the year 2034.

F-18

WIGI4YOU INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2015

NOTE E – INCOME TAXES(CONTINUED)

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes as follows:

	For The Three Months Ended September 30, 2015	For The Three Months Ended September 30, 2014
Income tax expense (benefit) at statutory rate	$(1,190)	$—
Change in valuation allowance	1,190	—
Income tax expense	$0	$0

Net deferred tax assets consist of the following components as of September 30, 2015 and June 30, 2015:

	September 30, 2015	June 30, 2015
Gross deferred tax asset	$1,701	$511
Valuation allowance	(1,701)	(511)
Net deferred tax asset	$0	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $5,003 for federal income tax reporting purposes could be subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

The Company has no uncertain tax positions that require the Company to record a liability.

The Company had no accrued penalties and interest related to taxes as of September 30, 2015.

NOTE F – SUBSEQUENT EVENT

The Company evaluated all events or transactions that occurred after September 30, 2015 through the date of this filing. The Company determined that it does not have any subsequent event requiring recording or disclosure in the financial statements for the three months ended September 30, 2015

F-19

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

Legal and SEC filing fees	$6,500
Accounting	3,500
Miscellaneous	500

TOTAL	$10,500

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In regards to indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On February 19, 2015, the Company issued 5,250.000 shares of common stock to Mr. Revivo for t $0.004 per share for $21,000. These securities were issued in reliance upon the exemption available under Section 4(2) of the Securities Act of 1933.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are included with this registration statement filing:

Exhibit No.	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion re: Legality
23.1	Consent of Independent Auditors
23.2	Consent of Counsel (See Exhibit 5)
99.1	Subscription Agreement

36

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

 iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.         Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.                 Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.       The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.        This prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

37

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

38

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hod-hasharon, Israel, on _________________________.

WIGI4YOU, INC., Registrant
/s/ Omri Revivo
Omri Revivo
President (Principal Executive
Officer), Chief Financial Officer
(Principal Accounting Officer),
Treasurer, Secretary and Member of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

/s/ Omri Revivo	Date: _____________________
Omri Revivo
President (principal executive officer), Chief Financial Officer (principal accounting officer), Treasurer, Secretary and Member of the Board of Directors

39